               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20509

                            FORM 8-K

                         CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                       December 12, 2000
                         Date of Report
               (Date of Earliest Event Reported)

                     MILLER PETROLEUM, INC.
     (Exact Name of Registrant as Specified in its Charter)

    Tennessee                       33-2249-FW                62-1028629
    ---------                       ----------                ----------
(State or other juris-          (Commission File No.)       (IRS Employer
diction of incorporation)                                    I.D. No.)

                      3651 Baker Highway
                 Huntsville, Tennessee 37756
                 ---------------------------
            (Address of Principal Executive Offices)

                        (423) 663-9457
                        --------------
                 Registrant's Telephone Number


Item 5.   Other Events.

          On December 12, 2000, the Registrant completed the offer and sale of 1,075,000 shares of its common stock ("restricted securities") at a price of $1.00 per share for an aggregate of $1,075,000 (the "Offering"). A copy of the Confidential Offering Memorandum and Subscription Agreement of the Registrant is attached hereto as Exhibit 99. See Item 7.

          The Registrant acted as its own placement agent in connection with this Offering, and the offer and sale of these shares were made to "accredited investors" only pursuant to Rule 506 of Regulation D. All of the shares sold in this Offering will be registered with the Securities and Exchange Commission for resale pursuant to an SB-2 Registration Statement, in accordance with Exhibit 99.

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.


Exhibit
Number                   Description
-------                  -----------

99       Confidential Offering Memorandum and Subscription Agreement

                           SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             MILLER PETROLEUM, INC.


Date: 1/16/2000                              By/s/Deloy Miller
     ----------------                          ---------------------------
                                               Deloy Miller, CEO and
                                               Director